UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2020 (October 28, 2020)

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Pike	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000

Registrant's telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 28, 2020, the Board of Directors (the “Board”) of Genesco Inc. (the “Company”), voted to (i) increase the size of the Board from seven members to eight members and (ii) appoint John Lambros to fill the newly created vacancy, effective October 28, 2020. Mr. Lambros was also appointed to serve on the Board’s Compensation Committee effective as of such date.

Mr. Lambros will serve as a director until the Company’s 2021 annual meeting of shareholders or until his successor is duly elected and qualified or until his earlier resignation or removal. The Board has determined that Mr. Lambros is independent under the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

As a non-employee director of the Company, Mr. Lambros will receive an annual cash retainer of $87,500 for Board service. As part of director compensation, each non-employee director is also entitled to receive an annual restricted stock award equal to a value of approximately $107,500. His annual cash retainer and restricted stock award will be pro-rated for his time of service during the current board term. In connection with his appointment, Mr. Lambros also received a grant of restricted shares of the Company’s common stock valued at $25,000. The restricted stock vests on the first anniversary of the grant date, subject to continued service on the board. Pursuant to the Company’s stock ownership policy for directors, Mr. Lambros is required to hold common stock of the Company having a value equal to three times his annual cash retainer and has five years to achieve compliance with this policy.

There are no arrangements or understandings between Mr. Lambros and any other persons pursuant to which he was selected as a director. There are no transactions involving the Company and Mr. Lambros that would be reportable under Item 404(a) of Regulation S-K. A copy of the press release with respect to Mr. Lambros’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release issued by Genesco Inc. dated October 28, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: October 28, 2020	By:	/s/ Melvin G. Tucker
	Name:	Melvin G. Tucker
	Title:	Senior Vice President and Chief Financial Officer